       This is a re-filing of a Form 8-A12B filing made on October 28, 1999 under
       CIK 0000894356 (Structured Products Corp.). We are making this filing, at the request of the SEC's staff, for the sole purpose of obtaining a commission file number.

                                                          3
                                        SECURITIES AND EXCHANGE COMMISSION

                                              Washington, D.C. 20549

                                                     FORM 8-A

                                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                                      PURSUANT TO SECTION 12(b) OR (g) OF THE

                                          SECURITIES EXCHANGE ACT OF 1934

                                             STRUCTURED PRODUCTS CORP.

                              (Exact name of registrant as specified in its charter)

                     Delaware                                          13-3692801
---------------------------------------------------- -----------------------------------------------
     (State of incorporation or organization)              (IRS Employer Identification No.)
               390 Greenwich Street
                New York, New York                                       10013

     (Address of principal executive offices)                          (Zip Code)

If  this  form  relates  to the  registration  of a    If this form relates to the  registration of a
class of  securities  pursuant to Section  12(b) of    class of securities  pursuant to Section 12(g)
the  Exchange  Act  and is  effective  pursuant  to    of the Exchange Act and is effective  pursuant
General   Instruction  A.  (c),  please  check  the    to General  Instruction  A. (d),  please check
following box. [x]                                     the following box. [ ]

---------------------------------------------------------------------------------------------------

                         Securities to be registered pursuant to Section 12(b) of the Act:

                 Title of Each Class                          Name of Each Exchange on Which
                 to be so Registered                          Each Class is to be Registered
   1,160,000 CorTSSM Certificates with a principal
                amount of $29,000,000
                (the "Certificates")                             New York Stock Exchange

                         Securities to be registered pursuant to Section 12(g) of the Act:
-----------------------------------------------------------------------------------------------------
                                                None

Item 1.  Description of Registrant's Securities to be Registered.

         The  description  of  the  Certificates  to be  registered  hereunder  is set  forth  under the  captions entitled:  "Summary";  "Risk  Factors";  "Description of the  Certificates";
"Certain ERISA  Considerations"; and "Certain  Federal Income Tax  Considerations"  in
Registrant's  Prospectus  Supplement  dated  October 28, 1999, and "Risk Factors" and
"Description of Certificates" in Registrant's Prospectus,  dated May 13, 1999, which description is incorporated herein by reference.

Item 2.  Exhibits.

                  1.       Certificate of  Incorporation  of Structured  Products Corp. is set
forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

                  2.       By-laws,  as amended,  of Structured  Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

                  3.       Form of Trust  Agreement is set forth as Exhibit 4.3 to the  Registration
Statement and is incorporated herein by reference.

                  4.       Form of the  Prospectus is attached to the  Registration  Statement and is  incorporated herein by reference.

                  5.       Form of the  Prospectus  Supplement  dated  October  28,  1999 which was filed with the Securities and Exchange  Commission on October __, 1999,
pursuant to the Rule  424(b)(5)  under the Securities Act of 1933, and is incorporated herein by reference.

                  6.       Form of CorTSSM Supplement 1999-4 dated as of October 28, 1999, which is set forth as an exhibit on Form 8-A12B filed with the Securities and Exchange
Commission, for Structured Products Corp., on October 28, 1999, and is incorporated herein by reference.

                                    [Balance of page left intentionally blank]

                                                     SIGNATURE

                  Pursuant  to the  requirements  of  Section  12 of the  Securities  Exchange
Act of 1934,  the Registrant  has duly caused this  registration  statement  to be signed on its behalf by the  undersigned,  thereto duly authorized.

                                                     STRUCTURED PRODUCTS CORP.
Date:    October 28, 1999

                                                     By:    /S/ Matthew R. Mayers
                                                              -------------------------------------
                                                            Authorized Signatory